EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-205942 on Form S-8 and No. 333-213174 on Form S-3 of NantKwest, Inc., of our report dated March 30, 2016 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 15, 2017